UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2019

Spark Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36819	46-2654405
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3737 Market Street Suite 1300 Philadelphia, PA	19104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 772-7560

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement

On February 22, 2019, Spark Therapeutics, Inc., a Delaware corporation (the “Company”), Roche Holdings, Inc., a Delaware corporation (“Roche”), and 022019 Merger Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Roche (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub will commence a cash tender offer (the “Offer”) to acquire all of the issued and outstanding shares of the common stock, par value $0.001 per share, of the Company (“Common Stock”) at a price per share of $114.50, net to the seller in cash, without interest (the “Offer Price”), subject to any withholding of taxes required by applicable law. The Offer will initially remain open for 20 business days from the date of commencement of the Offer, subject to extension under certain circumstances.

The Merger Agreement provides that, following the consummation of the Offer, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Roche. The Merger will be governed by Section 251(h) of the General Corporation Law of the State of Delaware, with no stockholder vote required to consummate the Merger. In the Merger, each outstanding share of Common Stock (other than shares of Common Stock held by the Company as treasury stock, or owned by Roche or Merger Sub or held by stockholders who are entitled to demand, and who properly demand, appraisal rights under Delaware law) will be converted into the right to receive cash in an amount equal to the Offer Price, without interest. The Offer and the Merger are not subject to a financing contingency.

The Company’s Board of Directors (the “Board”) unanimously determined that the transactions contemplated by the Merger Agreement, including the Offer and the Merger, were advisable and in the best interests of the Company and its stockholders, and unanimously approved the Merger Agreement and the transactions contemplated thereby, and unanimously resolved to recommend, subject to the terms and conditions set forth in the Merger Agreement, that the stockholders of the Company accept the Offer and tender their shares of Common Stock pursuant to the Offer.

Immediately prior to the effective time of the Merger (the “Effective Time”), except as provided in the Merger Agreement, each compensatory option to purchase Common Stock, whether vested or unvested, outstanding and unexercised immediately prior to the Effective Time will be cancelled and converted into the right to receive (subject to applicable withholding) (i) the excess, if any, of the Offer Price over the per share exercise price of the option, multiplied by (ii) the number of shares of Common Stock issuable upon exercise of such option. Immediately prior to the Effective Time, except as provided in the Merger Agreement, each compensatory restricted stock unit of the Company, whether vested or unvested, outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive the Offer Price (subject to applicable withholding). Immediately prior to the Effective Time, all outstanding compensatory restricted stock awards shall be deemed vested and cancelled and converted into the right to receive the Offer Price (subject to applicable withholding).

Pursuant further to the terms of the Merger Agreement, as soon as practicable following the date of the Merger Agreement, the Company shall take all actions with respect to the Company’s 2015 Employee Stock Purchase Plan, as amended from time to time (the “ESPP”) to provide that with respect to any offering periods in effect as of the date of the Merger Agreement (the “Current Purchase Period”), (i) no employee who is not a participant in the ESPP as of the date of the Merger Agreement may become a participant in the ESPP and (ii) no employee participating in the Current Purchase Period may increase his or her payroll contribution rate pursuant to the ESPP from the rate in effect immediately prior to the date of the Merger Agreement. In addition, (A) the Current Purchase Period will end on May 31, 2019; provided, that if the Effective Time is prior to May 31, 2019, the Company will end the Current Purchase Period on a specified trading day occurring at least 10 days prior to the date on which the Effective Date is expected to occur, and all outstanding purchase rights under the ESPP will be automatically exercised, in accordance with the terms of the ESPP, upon the last day of the Current Purchase Period, and any shares of Common Stock purchased under the ESPP will be cancelled and converted into the right to receive the Offer Price; (B) there will be no offering periods following the Current Purchase Period and (C) in all events, the Company shall terminate the ESPP prior to the Effective Time.

The Merger Agreement contains representations and warranties and covenants of the parties customary for a transaction of this nature, including covenants regarding the operation of the Company’s business prior to the Effective Time. The Merger Agreement may be terminated under certain circumstances, including by the Company in specified circumstances in connection with an Acquisition Proposal (as defined in the Merger Agreement) that the Board determines constitutes a Superior Proposal (as defined in the Merger Agreement). Upon the termination of the Merger Agreement, under specified circumstances, the Company will be required to pay to Roche a termination fee of $144 million.

Merger Sub has agreed to commence the Offer as promptly as practicable from the date of the Merger Agreement (but in no event later than ten business days from the first business day following the date of the Merger Agreement). The consummation of the Offer will be conditioned on (i) at least a majority of the shares of outstanding Common Stock having been validly tendered into and not withdrawn from the Offer, (ii) receipt of certain regulatory approvals, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iii) the accuracy of the representations and warranties of the Company and compliance by the Company with the covenants contained in the Merger Agreement, subject to qualifications, (iv) there not having been a Company Material Adverse Effect (as defined in the Merger Agreement) with respect to the Company since the date of the Merger Agreement, and (v) other customary conditions.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference.

The Merger Agreement and the foregoing description of the Merger Agreement have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors and stockholders generally are not third-party beneficiaries under the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Item 5.03	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year

On February 22, 2019, the Board approved an amendment to the Company’s Amended and Restated By-laws to explicitly provide that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for state law claims for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of or based on a fiduciary duty owed by any current or former director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any current or former director, officer or other employee or stockholder of the Company arising pursuant to any provision of the DGCL or the Certificate or these By-laws, or (iv) any action asserting a claim against the Company or any current or former director or officer or other employee of the Company governed by the internal affairs doctrine. This amendment was effective upon adoption by the Board. The full text of the amendment is filed as Exhibit 3.1 hereto and is hereby incorporated into this Current Report on Form 8-K by reference.

Item 7.01	Regulation FD Disclosure

On February 25, 2019, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

The information included in this item and Exhibit 99.1 are not deemed to be “filed” for purposes of Section 18 of the Exchange Act, nor shall this item and Exhibit 99.1 be incorporated by reference into the Company’s filings under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such future filing.

Important Information

In connection with the proposed acquisition, Merger Sub will commence a tender offer for the outstanding shares of common stock of the Company. The tender offer has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of common stock of the Company, nor is it a substitute for the tender offer materials that Roche and Merger Sub will file with the SEC upon commencement of the tender offer. On the commencement date of the tender offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the SEC by Roche and Merger Sub, and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by the Company. The offer to purchase shares of the Company’s common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of these materials (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the tender offer which will be named in the tender offer statement. Copies of the Company’s filings with the SEC may be obtained free of charge at the “Investor Relations” section of the Company’s website at www.ir.sparktx.com or by contacting investor relations at (215) 239-6424.

Forward-Looking Statements

Any statements made in this communication that are not statements of historical fact, including statements about the Company’s beliefs and expectations and statements about the Offer and Roche’s proposed acquisition of the Company, including the timing of and closing conditions to the acquisition, and the potential effects of the pending acquisition on the Company are forward-looking statements that are based on management’s beliefs, certain assumptions and current expectations and should be evaluated as such. These statements may be identified by their use of forward-looking terminology such as the words “intend,” “believe,” “expect,” “anticipate,” “should,” “planned,” “projected,” “estimated,” and “potential,” among others. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: the possibility that various closing conditions for the transaction may not be satisfied or waived, including uncertainties as to the percentage of the Company’s stockholders tendering their shares in the Offer; the possibility that competing offers will be made; the effect of the announcement of the transaction on the ability of the Company to retain and hire key personnel and maintain relationships with customers, strategic partners, suppliers, regulatory authorities and others with whom the Company does business, or on the Company’s operating results and business generally; the risk that the Company and Roche may be unable to obtain governmental and regulatory approvals required for the transaction, or that required governmental and regulatory approvals may delay the transaction or cause the parties to abandon the proposed transaction; the impact of legislative, regulatory, competitive and technological changes; the risk that any stockholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; and other risks and uncertainties discussed in filings that the Company makes with the SEC, including the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, filed with the SEC in the fourth quarter of 2018, as well as the tender offer documents to be filed by Roche, Merger Sub and the Company.

The forward-looking statements contained in this report are made as of the date hereof, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise, except as expressly required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of February 22, 2019, among Spark Therapeutics, Inc., Roche Holdings, Inc. and 022019 Merger Subsidiary, Inc.

3.1	Amendment to Amended and Restated By-laws of Spark Therapeutics, Inc. dated February 22, 2019.

99.1	Press Release issued on February 25, 2019 by Spark Therapeutics, Inc.**

*

Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any schedules so furnished.

**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK THERAPEUTICS, INC.

Date: February 25, 2019	By:	/s/ Joseph W. La Barge
Joseph W. La Barge
Chief Legal Officer